EXHIBIT 99

                     Access Pharmaceuticals, Inc.
                 2600 Stemmons Freeway, Suite 176
                       Dallas, TX  75207-2107

Janaury 11, 1999

Paul Fischer, Esq.
Securities and Exchange Commission
Division of Corporation Finance
Washington, D.C. 20549

Re: Registration Statement on Form SB-2; File No. 333-62463

Dear Mr. Fischer:

The undersigned registrant hereby requests that the Securities and Exchange Commission take appropriate action to cause the effective date of the above referenced Registration Statement on Form SB-2 to be accelerated such that the Registration Statement will become effective at 2:00 p.m. EST on Janaury 11, 1999 or as soon as practicable thereafter.


                                         Very truly yours

                                         /s/ Kerry P. Gray
                                         -----------------

                                         Kerry P. Gray
                                         President & CEO
                                         Access Pharmaceuticals, Inc.